UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2020

May 27, 2020

Dear Fellow Stockholders:

This Supplement, dated May 27, 2020, provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Immunomedics, Inc. (“Immunomoedics” or the “Company”) to be held on June 18, 2020, at 10:00 a.m., local time, at our executive offices located at 410 The American Road, Morris Plains, New Jersey 07950.

On or about April 27, 2020, the Company commenced the distribution of a Notice of 2020 Annual Meeting of Stockholders (the “Notice”) and Proxy Statement to its stockholders. This Supplement, which describes a recent change in the proposed nominees for election to the Company’s Board of Directors (the “Board”), should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On May 27, 2020, Immunomedics announced that Harout Semerjian, the Company’s Chief Executive Officer and President, and member of the Board, resigned from all such positions, effective immediately. The nomination of Mr. Semerjian for election as a director has been withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Semerjian. The Board has reduced the size of the Board from eight directors to seven directors effective as of May 27, 2020.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy cards returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Semerjian because he is no longer standing for election. If you have not yet returned your proxy card or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Semerjian’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares and revoke already submitted proxies is available in the Proxy Statement under the caption “Voting Procedures.”

We look forward to your participation at the Annual Meeting.

On behalf of the Board of Directors,

JARED FREEDBERG, Secretary

May 27, 2020